Exhibit 99.1

CERTIFICATION

Solely for the purpose of complying with 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of ChoiceOne Financial Services, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: March 31, 2003	/s/ James A. Bosserd
James A. Bosserd President and Chief Executive Officer

Dated: March 31, 2003	/s/ Thomas L. Lampen
Thomas L. Lampen Chief Financial Officer and Treasurer

The signed original of this written statement required by Section 906 has been provided to ChoiceOne Financial Services, Inc. and will be retained by ChoiceOne Financial Services, Inc. or its agents and furnished to the Securities and Exchange Commission or its staff upon request.